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                                                                  EXHIBIT 11.1

                               CORVEL CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS


Shares used in per share calculations were determined as follows:

                                                           Three months ended
                                                             September 30,
                                                      ----------------------------
                                                         1997             1998
                                                      ----------        ----------
Weighted shares for basic earnings per share
  computation                                          4,195,000         4,066,000

Net effect of dilutive common stock options              106,000            57,000
                                                      ----------        ----------
Weighted shares for diluted earnings per share         4,301,000         4,123,000
                                                      ==========        ==========
  NET INCOME                                          $2,381,000        $2,556,000
                                                      ==========        ==========
BASIC EARNINGS PER SHARE                              $      .57        $      .63
                                                      ==========        ==========
DILUTED EARNINGS PER SHARE                            $      .55        $      .62
                                                      ==========        ==========

                                                            Six months ended
                                                             September 30,
                                                      ----------------------------
                                                          1997             1998
                                                      ----------        ----------
Weighted shares for basic earnings per share           4,240,000         4,086,000

Net effect of dilutive common stock options               93,000           60,000
                                                      ----------        ---------
Weighted shares for diluted earnings per share         4,333,000         4,146,000
                                                      ==========        ==========
NET INCOME                                            $4,656,000        $5,057,000
                                                      ==========        ==========
BASIC EARNINGS PER SHARE                              $     1.10        $     1.24
                                                      ==========        ==========
DILUTED EARNINGS PER SHARE                            $     1.07        $     1.22
                                                      ==========        ==========

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